Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Appoints
Ebs Burnough to Board of Directors

LOS ANGELES (March 22, 2022)—Hudson Pacific Properties, Inc. (the “Company” or “Hudson Pacific”) (NYSE: HPP) today announced that entertainment and marketing executive and former White House official Ebs Burnough has been appointed to the company’s Board of Directors effective March 17, 2022. Burnough succeeds outgoing board member Barry Porter of Clarity Partners.

Burnough serves as Managing Director of Hatch House Media, a UK-based film, television and theatre production company, and as President and Founder of Ebs Burnough Solutions International, a firm that provides clients an interdisciplinary approach to marketing, communications and event production. He is the current Chair of the Sundance Institute Board of Trustees.

“We are excited to welcome Ebs to our Board, and I want to sincerely thank Barry for his service throughout a period of incredible growth for our company,” said Victor Coleman, Chairman and Chief Executive Officer of Hudson Pacific Properties. “With decades of experience across entertainment, communications and public policy, Ebs will offer valuable guidance as we operate and expand our office and studio portfolios in global tech and media markets.”

Prior to his current roles, Burnough served as White House Deputy Social Secretary and Senior Advisor to First Lady Michelle Obama. In addition, Burnough made his directorial debut in 2019 with the documentary The Capote Tapes, a film that explores the impact of Truman Capote’s unfinished novel, “Answered Prayers.” Burnough also served as Director of Communications for global lifestyle brand AERIN and also worked as a Political Director to Michelle Obama during the 2008 Presidential Campaign. Burnough is a graduate of Northwestern University.

About Hudson Pacific Properties
Hudson Pacific is a real estate investment trust with a portfolio of office and studio properties totaling over 20 million square feet, including land for development. Focused on global epicenters of innovation, media and technology, its anchor tenants include Fortune 500 and leading growth companies such as Google, Netflix, Riot Games, Square, Uber and more. Hudson Pacific is publicly traded on the NYSE under the symbol HPP and listed as a component of the S&P MidCap 400 Index. For more information visit HudsonPacificProperties.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

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Hudson Pacific Properties, Inc.
Press Release

Investor Contact:
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com

Media Contact:
Laura Murray
Senior Director, Communications
(310) 622-1781
lmurray@hudsonppi.com

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